[CUTLER LAW GROUP LETTERHEAD]


                                January 14, 2000

Joseph  M.  Naughton
Go  Online  Networks  Corporation
5681  Beach  Blvd.,  Suite  100/101
Buena  Park,  CA  90621

     RE:  STOCK  ISSUANCES

Dear  Joe::

     This letter confirms our understanding that we are to be issued 225,000 shares of Go Online Networks Corporation common stock with S-8 registration rights. These shares are issued to you, in lieu of cash, as payment against $45,000 for legal services provided. This also confirms that you have previously issued to us 40,000 shares of common stock in exchange for $10,000 in legal fees in February 1999 and 168,333 shares of common stock in exchange for $50,000 in legal fees. We agree to provide the legal services required to complete the S-8 Registration Statement without charge to the Company.

     This also confirms that we have credited $25,000 against your bill today as a courtesy discount.

     In order for us to accept securities as compensation, we must obtain informed, written consent from the Company. The purpose of this letter is to request informed, written consent to the receipt of such compensation.

     Essentially, certain conflicts of interest may arise from our accepting an equity position in the Company for legal services. More specifically, the interests and objectives of one party may become inconsistent and incompatible with the interests and objectives of another party.

     Attorneys are governed by specific rules regarding the representation of clients when present or potential conflicts of interest exist. Rules 3-310(A),
(B), and (C) and (E) of the Rules of Professional Conduct of the State Bar of California provide as follows

     "Rule  3-310  Avoiding  Interests  Adverse  to  a  Client
                   -------------------------------------------

A.     For  purposes  of  this  rule:
       ------------------------------
     1. 'Disclosure' means informing the client or former client of the relevant circumstances and of the actual and reasonably foreseeable adverse consequences to the client or former client;
     2. 'Informed written consent' means the client's or former client's written agreement to the representation following written disclosure;
     3.     'Written' means any writing as defined in Evidence Code Section 250.

B. A member shall not accept or continue representation of a client without providing written disclosure to the client where:
     1. The member has a legal, business, financial, professional, or personal relationship with a party or witness in the same matter; or
     2.     The  member  knows  or  reasonably  should  know  that:
(a) the member previously had a legal, business, financial, professional, or personal relationship with a party or witness in the same matter; and
          (b) the previous relationship would substantially affect the member's representation; or
     3. The member has or had a legal, business, financial, professional, or personal relationship with another person or entity the member knows or reasonably should know would be affected substantially by resolution of the matter; or
     4. The member has or had a legal, business, financial, or professional interest in the subject matter of the representation.

C.     A  member shall not, without the informed written consent of each client:
     1. Accept representation of more than one client in a matter in which the interests of the clients potentially conflict; or
     2. Accept or continue representation of more than one client in a matter in which the interests of the clients actually conflict; or
     3. Represent a client in a matter and at the same time in a separate matter accept as a client a person or entity whose interest in the first matter is adverse to the client in the first matter.

D. A member shall not, without the informed written consent of the client or former client accept employment adverse to the client or former client where, by reason of the representation of the client or former client, the member has obtained confidential information material to the employment."

     Because of possible conflicts of interest, we suggest that the Company carefully consider the implications of compensation in the form of common stock of the Company. Additionally, we recommend that the Company seek the advice of independent counsel should any questions arise regarding the existence of actual or potential conflicts of interest which may presently exist or which may arise. Once the Company has fully considered such implications, if they so desire, they may consent to our accepting common stock as compensation by signing a copy of this letter acknowledging that (i) the Company has been advised of rules 3-310(A), (B), (C), and (E) and of the conflicts associated with the proposed arrangement, and (ii) nevertheless, the Company wants us to represent it and be compensated partially with common stock warrants.

                              Very  truly  yours,

                               /s/ M. Richard Cutler
                               M. Richard Cutler

                                     CONSENT
                                     -------

     Cutler Law Group has explained to the undersigned that there may exist present and conflicting interests in the above-described action and Cutler Law Group has informed me of the possible consequences of these conflicts.

     I understand that I have the right to seek independent counsel before signing this Consent or at any future time. The undersigned nevertheless desires representation by and payment of common stock to Cutler Law Group to the extent described above, and, therefore, consents and gives approval to such representation and payment.

Dated:     January  14,  2000                    Go  Online Networks Corporation


                                                 By:  Joseph M. Naughton

                                                   Joseph  M.  Naughton
                                              Chief  Executive  Officer